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                                                                     EXHIBIT 3.2

                         eMed Technologies Corporation

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                                    BY-LAWS

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                                   ARTICLE 1

                           MEETINGS OF STOCKHOLDERS

     Section 1.  Place of Meetings.  All meetings of the stockholders shall be
                 -----------------
held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

     Section 2.  Annual Meeting.  Annual meetings of stockholders shall be held
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on the 1st Monday in May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors or the chief executive officer, at which meeting the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient, which meeting shall be designated a special meeting in lieu of annual meeting.

     Section 3.  Special Meetings.  Special meetings of the stockholders, for
                 ----------------
any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called by the board of directors, the chairman of the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the members of the board of directors, or at the request in writing of stockholders owning at least 20% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote, provided that a special meeting called at the request of stockholders shall be held not sooner than 90 days after delivery of a request otherwise complying with this Section. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     Section 4.  Notice of Meetings.  Except as otherwise provided by law,
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written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is
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called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 5.  Voting List.  The officer who has charge of the stock ledger
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of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6.  Quorum.  The holders of a majority in amount of the stock
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issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present or in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

     Section 7.  Adjournments.  Any meeting of stockholders may be adjourned
                 ------------
from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8.  Action at Meetings.  When a quorum is present at any meeting,
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the vote of holders of capital stock of the corporation representing a majority in voting power of the stock present in person or by proxy and entitled to vote on the matter shall decide any matter brought before such meeting, unless the matter is one upon which by express provision of law, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

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     Section 9.  Voting and Proxies.  Unless otherwise provided in the
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certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 10. Action Without Meeting.  Unless otherwise provided in the
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certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the corporation within sixty days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent be given to those stockholders who have not consented in writing.

     Section 11. Annual Meetings.  At an annual meeting of the stockholders,
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only such business shall be conducted as shall have been properly brought before the meeting as (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder by the stockholder giving timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the corporation: (1) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders, on or before the close of business on the 15th day following the earliest date of public disclosure of the date of such meeting. For purposes of this section, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is made in a press release reported by the Dow Jones
News Services, Associated Press or a comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended. A stockholder's notice to the secretary shall set forth as

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to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name, age and business and residential address, as they appear on the corporation's records, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth herein. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions hereof and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Nominations.  Subject to the rights of any class or series of stock having
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a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting only if timely written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the corporation: (1) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders, on or before the close of business on the 15th day following the earliest date of public disclosure of the date of such meeting. For purposes of this section, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended. Each such notice shall set forth:
(a) the name, age and business and residential address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e)

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the written consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     Section 12. Inspectors.  The directors or the person presiding at the
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meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

                                   ARTICLE 2

                                   DIRECTORS

     Section 1.  Number, Election, Tenure and Qualification.  The number of
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directors which shall constitute the whole board shall be not less than one.
Within such limit, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting or at any special meeting of stockholders. Except as otherwise provided in the Restated Certificate of Incorporation, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. One class shall originally serve for a term expiring a the annual meeting of stockholders to be held in 2000, another class shall originally serve for a term expiring at the annual meeting of stockholders to be held in 2001, and another class shall originally serve for a term expiring at the annual meeting of stockholders to be held in 2002, with each member of each class to hold office until a successor is elected and qualified, or until a director's earlier removal or resignation. At each annual meeting of stockholders of the Company and except as otherwise provided in this Restated Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term of three years. Directors need not be stockholders.

     Section 2.  Enlargement.  The number of the board of directors may be
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increased at any time by vote of a majority of the directors then in office.

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     Section 3.  Vacancies.  Vacancies and newly created directorships
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resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these by-laws, may exercise the powers of the full board until the vacancy is filled.

     Section 4.  Resignation and Removal.  Any director may resign at any time
                 -----------------------
upon written notice to the corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, only with cause, by the holders of two-thirds of the shares then entitled to vote at an action of directors, unless otherwise specified by law or the certificate of incorporation.

     Section 5.  General Powers.  The business and affairs of the corporation
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shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 6.  Chairman of the Board.  If the board of directors appoints a
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chairman of the board, he shall, when present, preside at all meetings of the board of directors. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in him by the board of directors.

     Section 7.  Place of Meetings.  The board of directors may hold meetings,
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both regular and special, either within or without the State of Delaware.

     Section 8.  Regular Meetings.  Regular meetings of the board of directors
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may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     Section 9.  Special Meetings.  Special meetings of the board may be called
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by the chief executive officer, secretary, chairman, three or more directors or by one director in the event that there is only one director in office. Two days' notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or by mail upon receipt, shall be given to each director

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by the secretary or by the officer or one of the directors calling the meeting.
A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

     Section 10.  Quorum, Action at Meeting, Adjournments. At all meetings of
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the board a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11.  Action by Consent.  Unless otherwise restricted by the
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certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 12.  Telephonic Meetings.  Unless otherwise restricted by the
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certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 13.  Committees.  The board of directors may, by resolution passed
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by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in subsection (a) of Section 151 of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation, or the conversion into, or the exchange of such shares for, shares of any other class or series or any other series of the same or any other class or classes of any other stock of the corporation or

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fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the board of directors.

     Section 14.  Compensation.  Unless otherwise restricted by the certificate
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of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

                                   ARTICLE 3

                                   OFFICERS

     Section 1.  Enumeration.  The officers of the corporation shall be chosen
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by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2.  Election.  The board of directors at its first meeting after
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each annual meeting of stockholders shall choose a president, a secretary and a treasurer.  Other officers

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may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

     Section 3.  Tenure. The officers of the corporation shall hold office until
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its successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. Any officer may resign by delivering his handwritten resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 4.  President.  The president shall be the chief operating officer
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of the corporation. He shall also be the chief executive officer unless the board of directors otherwise provides. The president shall, unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and, in the chairman's absence, the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 5.  Vice-Presidents.  In the absence of the president or in the
                 ---------------
event of his inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the board of directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

     Section 6.  Secretary.  The secretary shall have such powers and perform
                 ---------
such duties as are incident to the office of secretary. He shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be for that purpose and shall perform like duties for the

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standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.


     Section 7.  Assistant Secretaries.  The assistant secretary, or if there be
                 ---------------------
more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

     Section 8.  Treasurer.  The treasurer shall perform such duties and shall
                 ---------
have such powers as may be assigned to him by the board of directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the chief executive officer, chairman or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 9.  Assistant Treasurers.  The assistant treasurer, or if there
                 --------------------
shall be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

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     Section 10.  Bond.  If required by the board of directors, any officer
                  ----
shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the corporation.

                                  ARTICLE IV

                                    NOTICES

     Section 1.  Delivery.  Whenever, under the provisions of or of the
                 --------
certificate of incorporation or these by-laws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                INDEMNIFICATION

     Section 1.  Actions other than by or in the Right of the Corporation. The
                 --------------------------------------------------------
corporation shall indemnify any person who was threatened or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement
actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---- ----------
its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the corporation shall not indemnify any agent of the corporation in any action, suit or proceeding arising from such agent's own negligence.

     Section 2.  Actions by or in the Right of the Corporation.  The corporation
                 ---------------------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     Section 3.  Success on the Merits.  To the extent that any person described
                 ---------------------
in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4.  Specific Authorization.  Any indemnification under Section 1 or
                 ----------------------
2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person as described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

     Section 5.  Advance Payment.  Expenses incurred in defending a civil or
                 ---------------
criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized in this Article V.

     Section 6.  Non-Exclusivity.  The indemnification and advancement of
                 ---------------
expenses provided by, or granted pursuant to, the other Sections of this Article V shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7.  Insurance.  The board of directors may authorize the
                 ---------
corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V.

     Section 8.  Continuation of Indemnification and Advancement of Expenses.
                 -----------------------------------------------------------
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9.  Severability.  If any word, clause or provision of this Article
                 ------------
V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

     Section 10.  Intent of Article.  The intent of this Article V is to provide
                  -----------------
for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                                  ARTICLE VI


                                 CAPITAL STOCK

     Section 1.  Certificates of Stock.  Every holder of stock in the
                 ---------------------
corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

     Section 2.  Lost Certificates.  The board of directors may direct a new
                 -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it be required and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged have been lost, stolen or destroyed or the issuance of such new certificate.

     Section 3.  Transfer of Stock.  Upon surrender to the corporation or the
                 -----------------
transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4.  Record Date.  In order that the corporation may determine the
                 -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty days nor less then ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided under Section 10 of Article I. If no record date is fixed and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

     Section 5.  Registered Stockholders.  The corporation shall be entitled to
                 -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as a provided by the laws of Delaware.

                                  ARTICLE VII

                             CERTAIN TRANSACTIONS

     Section 1.  Transactions with Interested Parties.  No contract or
                 ------------------------------------
transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or office is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and:

            (a) The board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (b) The contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) The contract or transaction is on terms no less fair as to the corporation than those offered by non-affiliated third parties as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

     Section 2.  Quorum.  Common or interested directors may be counted in
                 ------
determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     Section 1.  Dividends.  Dividends upon the capital stock of the
                 ---------
corporation, if any, may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2.  Reserves.  The directors may set apart out of any funds of the
                 --------
corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

     Section 3.  Checks.  All checks or demands for money and notes of the
                 ------
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 5. Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

                                  ARTICLE IX

                                  AMENDMENTS

     These by-laws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote, provided, however, a vote of 66 and 2/3% of the voting power of the stock outstanding and entitled to vote shall be required for the stockholders to amend Article I, Sections 1, 2, 3, 6, 9, 10 or 11 or Article II, Sections 1, 2, 3, 4 or 10 or this Article IX . Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.